                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------

     EMPLOYMENT AGREEMENT, dated as of September 1, 1993, between CAMBRIDGE HEART, INC., a Delaware corporation with offices c/o KBL Healthcare, Inc., 645 Madison Avenue, New York, New York 10022 (the "Company"), and JEFFREY M. ARNOLD residing at 34 Bancroft Road, Wellesley, MA 02181 ("Employee").

     The Company desires to engage Employee to perform services for the Company or, at the direction of the Company, any present or future parent or subsidiary of the Company, and (subject to Section 11) any successor or assign of any of them (the "Corporations") and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

     1.  Term
         ----

     The Company agrees to employ Employee, and Employee agrees to serve, on the terms and conditions of this Agreement for a period commencing as of the date hereof (the "Commencement Date") and ending five (5) years from such date, or such shorter period as may be provided for herein. The period during which Employee is employed hereunder is hereafter referred to as the "Employment
Period."   Not later than three months prior to the fifth anniversary of the
Commencement Date, the Company shall notify the Employee whether it wishes to extend the term of Employee's employment by the Company hereunder.

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     2.  Duties and Services
         -------------------

     (a) During the Employment Period, Employee shall be employed by the Company as its President and Chief Executive Officer, and shall also perform services commensurate with such office in a responsible executive or managerial capacity for any of the other Corporations as reasonably requested by the Company, which duties shall be consistent with the provisions of the By-laws in effect on the date hereof that relate to the duties of the President and Chief Executive Officer. In performance of his duties, Employee shall be subject to the direction of the Board of Directors of the Company. Employee agrees to his employment as described in this Section 2 and agrees to devote his full business time and attention to the performance of his duties under this Agreement, except as provided in subparagraph (c) below and excepting disabilities, illness, and vacation time as provided by Sections 3 and 4. In performing his duties hereunder, Employee shall be available for reasonable travel as the needs of the Company require. The principal place of employment of Employee hereunder shall at all times during the term of this Agreement be in the greater Boston, Massachusetts area, or other locations acceptable to Employee, in his sole discretion.

     (b) During the Employment Period, the Company shall cause Employee to be nominated to serve as a member of the Company's Board of Directors each time that elections of the Board of Directors are held.

     (c) The Company acknowledges that (i) Employee has agreed to be available to provide consulting services to his former employer, Momentum Software, Inc. ("Momentum"), at the rate of one day each month, if requested by Momentum, and Employee will be required to attend meetings of the Board of Directors of Momentum, for so long as Employee continues to be a member of the Board of Directors of Momentum. The Company agrees that Employee may continue

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to provide consulting services to Momentum and to serve on Momentum's Board of
Directors, as described in the preceding sentence, during the Employment Period. Notwithstanding anything to the contrary herein, although Employee shall provide services as a full time employee, it is understood that Employee may (1) have non full-time academic appointments; (2) participate in professional activities;
(3) be a member of the scientific or medical advisory board or the Board of Directors of other companies; and (4) publish academic articles (collectively, "Permitted Activities"); provided, however, that such Permitted Activities do not interfere with Employee's duties to the Company, or result in a breach of Sections 6, 7 or 8 of this Agreement; provided further, however, that prior to accepting membership on the Board of Directors or the scientific or medical advisory board of any other company, Employee shall obtain the consent of the Company's Board of Directors, which consent shall not be unreasonably withheld.

     3.  Compensation; Benefits
         ----------------------

     (a) As compensation for his services hereunder, the Company shall pay Employee, during the Employment Period, a base salary payable monthly at the rate of $12,500 per month. For each year of the Employment Period, Employee shall be given an opportunity to earn a performance-based bonus in accordance with an executive bonus plan approved by the Company's Board of Directors and based on factors to be measured as of the end of each calendar year commencing with the calendar year ending December 31, 1994; such bonus to be earned as of December 31 of each such year and paid prior to January 31 of the following year. The amount of such performance-based bonuses shall be $25,000 for the first two years of the Employment Period and $50,000 for each subsequent year of the Employment Period. To the extent that a calendar year for which a bonus is payable hereunder includes years of the Employment Period for which different rates of bonus may be earned, the amount of bonus payable for such year shall

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be a blended amount.  Furthermore, the first such bonus, to be earned as of
December 31, 1994, shall be increased by the amount of bonus which could have been earned by Employee during the period from the commencement of the Employment Period to December 31, 1993, if the Company had a bonus plan in effect during such period. For all bonuses payable hereunder, in the event that the Employee shall not be employed by the Company throughout an entire calendar year for which a bonus is to be paid, the Employee shall be entitled to receive only a pro rata share of such annual bonuses based upon the number of weeks during such calendar year that the Employee was employed, calculated at the rate of bonus in effect during such period that the Employee was employed. The Company shall review the Employee's performance and the performance of the Company annually, and the Employee's salary may be increased, at the discretion of the Company, on the basis of such review.

     (b) Upon the commencement of the Employment Period, the Employee shall be granted options to purchase an aggregate of 1,232,326 shares of Common Stock of the Company, par value $.001 per share. Of such options 1,050,000 shall have an exercise price of at a price of $.01 per share, and 182,326 shall be granted by the Company as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and have an exercise price of $1.00 per share, which price, based on the $1.00 per share price that the Company is concurrently offering shares of its Series A Convertible Preferred Stock in a private placement, is in excess of the fair market value of the Company's Common Stock. Except as otherwise provided herein, such options shall vest and become exercisable by the Employee at the rate of 210,000 shares per year and 36,465.2 shares per year, respectively, over a period of five (5) years from April 26, 1993, with options to purchase an aggregate of 246,465.2 shares first becoming exercisable April 26, 1994. To the

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maximum extent conditions for eligibility under Rule 701(b) under the Securities
Act of 1933, as amended (the "Act"), are satisfied in connection with the grant of such options or the sale of shares issuable upon exercise of such options (it being acknowledged that such grant and such sale are pursuant to a written contract relating to compensation), the Company shall comply promptly with the notice requirements of Rule 702T under the Act and shall otherwise treat such grant and sale as made pursuant to Rule 701.

     In the event that the Company terminates Employee's employment prior to April 26, 1994 pursuant to Section 10(c) hereof, options to purchase 246,465.2 shares (which otherwise would become exercisable on April 26, 1994) shall vest and become exercisable upon such termination. In the event that the Company terminates Employee's employment at any time on or after April 26, 1994 and prior to April 26, 1998, pursuant to Section 10(c) hereof, the aggregate number of options which shall be deemed to have vested prior to such date shall be a number determined by multiplying 1,232,326 by a fraction, the numerator of which shall be the number of months from April 26, 1993 to the effective date of the termination of the Employment Period, and the denominator of which shall be 48; provided, however, that in no case shall the aggregate number of options deemed to have become vested exceed 1,232,326. In lieu of the acceleration provided for in the preceding sentence, in the event of the liquidation or Change of Control (as defined below), of the Company, the Employee's vesting in the options referred to herein shall accelerate to the next annual vesting date following such liquidation or Change of Control, plus one year.

     All options and shares issuable upon exercise of options shall be adjusted for stock dividends, stock splits, combinations and similar events.

     For purposes of this Agreement, "Change of Control" means the occurrence of any of the following events:

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     (i) Any corporation, person or other entity makes a tender or exchange offer for any shares of the Company's capital stock, of any class or series, pursuant to which such corporation, person or other entity acquires or controls more than 50% of the issued and outstanding shares of the Company's voting stock (assuming the conversion of all shares of preferred stock convertible into Common Stock);

     (ii) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of the Company's assets, unless upon the consummation of any such merger or consolidation, the holders of the Company's securities immediately prior to the consummation of such transaction hold securities in excess of fifty percent (50%) of the issued and outstanding voting securities of the surviving or resulting entity (assuming the conversion of all shares of preferred stock convertible into Common Stock); or

     (iii) Any person within the meaning of Section 3(a)(9) or Section 13(d)(3) of the Securities Exchange Act of 1934 acquires more than 50% of the Company's issued and outstanding voting stock (assuming the conversion of all shares of preferred stock convertible into Common Stock).

     All options to be granted to the Employee hereunder shall (i) expire ten years from the date of grant and, in the event of the termination of Employee's employment with the Company, the portions of such options that are then vested and exercisable (including any portion that is accelerated pursuant to the above provisions of this paragraph or other provisions of this Agreement) shall remain vested and exercisable until ten years after the date of grant, regardless of the circumstances under which Employee's employment terminates; (ii) be granted under the Company's 1993 Employee Incentive and Non-Qualified Stock Option Plan (the "Plan") and shall be subject to the general terms and conditions of the

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Plan; (iii) contain a provision permitting the option exercise price to be paid by the Employee using any of the payment methods specified in Section 6(b) of the Plan; and (iv) contain a provision permitting any "incentive stock options" to be converted to nonqualified stock options by the Employee exercising such Options after the expiration of any required incentive stock option exercise period, or otherwise.

     In the event that any of the provisions of this Section 3(b) at anytime conflict with the provisions of the Plan or any Stock Option Agreement evidencing the granting of the stock options contemplated by this Section 3(b), the provisions of this Agreement shall be controlling, and the Company shall use its best efforts to amend the Plan or such Stock Option Agreement, as necessary, to conform to this Agreement.

     The Company hereby agrees that, in the event the Company contemplates completing any equity offerings during the Employment Period, other than in connection with the private placement of its Series A Convertible Preferred Stock which is currently in progress, the Board of Directors shall, prior to such financing, and in any case prior to July 1, 1995, consider granting additional stock options to the Employee. The granting of any such stock options to the Employee shall be based upon the Employee's performance. Notwithstanding anything contained herein, the Board shall not be under any obligation to grant the Employee any additional options.

     (c) Employee shall be entitled to participate in all group health and other insurance programs and all other fringe benefit or retirement plans or other compensatory plans which the Company may hereafter, in its sole and absolute discretion, elect to make available to its employees generally on terms no less favorable than those provided to other employees generally, provided Employee meets the qualifications therefor, but the Company shall not be

                                      -7-
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required to establish any such program or plan, except as provided in this
Section 3.

     (d) Employee shall be entitled to reasonable vacations in accordance with the then regular procedures of the Company governing executives.

     4.  Expenses  The Company shall pay or reimburse Employee for all
         --------
reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

     5.  Representations and Warranties of Employee
         ------------------------------------------

     Employee represents and warrants to the Company that Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder.

     6.  Non-Competition; Non-Solicitation
         ---------------------------------

     In view of the unique and valuable services it is expected Employee will render to the Company, Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the Company it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees that he will not, during the period he is employed by the Company under this Agreement or any period of continued employment by the Company following the expiration of this Agreement, and, if Employee's employment hereunder is terminated (i) by the Company for cause pursuant to Section 10(a) hereof or (ii) by Employee other than pursuant to
Section 10(d) hereof, for a period of twelve months after he ceases to be so employed by the Company, compete with, or be engaged in the same business as,

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or Participate In (as defined below), any other business or commercial entity
(which shall not include a university, hospital, or other non-profit organization) engaged primarily in the Company's Field of Interest (as defined below) which during the period he is employed by the Company under this Agreement or any period of continued employment by the Company following the expiration of this Agreement competes with, or is engaged in the Company's Field of Interest, with respect to any product or service sold, or activity engaged in up to the time of such cessation, in any geographic area in which, at the time of such cessation, such product or service is sold or activity engaged in by the Company; provided, however, that the provisions of this Section 6 will not be deemed breached merely because Employee owns less than 1% of the outstanding common stock of a corporation in the Company's Field of Interest, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange; and provided, further, that the provisions of this Section 6 will not be breached if Employee's employment with the Company is terminated because the Company becomes a subject of a proceeding under the Federal Bankruptcy Code, and, subsequent to such termination, Employee competes with, engages in the same business as, or Participates In any other business engaged primarily in the Company's Field of Interest which competes with, intends to compete with, or is engaged in business in the same Field of Interest as the Company. The term "Participate In" shall mean: "directly or indirectly, for his own benefit or for, with, or through any other person (including Employee's immediate family), firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent,

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independent contractor, or otherwise with, or acquiesce in the use of his name
in." The Company's "Field of Interest" means (i) the Company's proposed products as described in the Company's April 30, 1993 Private Placement Memorandum, and (ii) any other product (a "New Product") which the Company seeks to develop or commercialize during the period he is employed by the Company under this Agreement or any period of continued employment by the Company following the expiration of this Agreement if (A) more than 10% of the gross revenues of the Company are derived from any such New Product or group of related New Products or (B) more than 10% of (x) the Company's research and development expenses or (y) the Company's total costs and expenses are associated with any such New Product or group of related New Products.

     Employee agrees that during the period he is employed by the Company under this Agreement or any period of continued employment by the Company following the expiration of this Agreement, and for a twelve-month period after he ceases to be so employed by the Company, he will not directly or indirectly (i) reveal the name of, interfere with, or endeavor to solicit or entice away from the Company any of its suppliers, customers, or employees or (ii) employ any person who was an employee of the Company within a period of one year after such person leaves the employ of the Company.

     Since a breach of the provisions of this Section 6 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith. Employee agrees that the provisions of this
Section 6 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 6 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent,

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duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

     7.  Patents, etc.
         -------------

     Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes which Employee may conceive or develop (a) during the period he is employed by the Company under this Agreement or any period of continued employment by the Company following the expiration of this Agreement in the fields in which the Company may then be engaged or contemplates (as demonstrated by the records of the Company) or (b) during the period he is employed by the Company under this Agreement or any period of continued employment by the Company following the expiration of this Agreement, and for one year thereafter utilizing the time, material, facilities, or information of the Company ("Such Inventions"), shall belong to the Company. As soon as Employee owns, conceives of, or develops any Such Invention, he agrees immediately to communicate such fact in writing to the Secretary of the Company, and without further compensation, but at the Company's expense, forthwith upon request of the Company, Employee shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Employee's right, title, and interest in and to Such Inventions, and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in the name of the Company or any co-inventor or co-author, as determined by the Company.

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     8.  Confidential Information
         ------------------------

     During the course of his association with the Company under this Agreement or otherwise, the Employee shall become privy to "confidential information" of the Company and others. As used in this Section 8, "confidential information" shall mean any information except that information which is generally known by the Company's principal competitors or which is generally available to the public, or later becomes public or known by the Company's principal competitors without the breach by Employee of this Section 8 or shall be known by Employee other than through his association with the Company or within Employee's possession prior to being furnished to Employee pursuant to his association with the Company, and shall include, without limitation, technical data, designs, software, customer information, business plans, market data, trade secrets or the like of the Company, whether or not any such document or information is
marked "confidential."   All such confidential information which Employee may
now possess or may obtain or create prior to the end of the period he is employed by the Company under this Agreement, or of any third party doing business with the Company (including, without limitation, licensors, licensees, customers, suppliers and collaborators) shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company, in each case without prior written permission of the Company. Employee shall return all physical evidence of such confidential information to the Company prior to or at the termination of his employment.

     Employee may disclose any confidential information that is required to be disclosed by law, government regulation or court order. If disclosure is required, Employee shall if reasonably possible give the Company advance notice

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so that the Company may seek a protective order or take other action reasonable in light of the circumstances.

     9.  Life Insurance
         --------------

     If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of Employee. Employee has no reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing in the City of Boston for healthy men of his age.

     10.  Termination
          -----------
     (a) Notwithstanding anything to the contrary herein contained, if on or after the Commencement Date and prior to the end of the term of this Agreement, either (i) Employee shall be convicted of a crime of moral turpitude or a felony, (ii) Employee shall engage in willful misconduct or continual neglect in connection with the performance of his duties hereunder, provided that such condition remains uncured for a period of twenty days after written notice describing the same is given to Employee and that isolated and insubstantial failures shall not constitute "cause" hereunder, (iii) Employee breaches the material term of Sections 5, 6, 7 or 8 of this Agreement and shall fail to correct such breach within 20 days after written notice by the Company to Employee of his commission of the same, then, and in each such case (constituting "cause"), the Company shall have the right to give written notice of termination of Employee's services hereunder as of a date (not earlier than 30 days from such notice) to be specified in such notice and the Employment Period shall terminate on the date so specified, whereupon Employee or his estate, as the case may be, shall be entitled to receive his compensation at the

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rate then provided pursuant to Section 3(a) hereof earned to the date on which termination shall take effect, and any other cash and stock bonus, incentive and performance compensation and awards for or in respect of all prior periods if not theretofore paid or delivered, and any other benefits, awards or compensation to which Employee shall have a vested right under the terms of the agreement, plan or program pursuant to which such benefits were granted. All determinations of any such cause for termination pursuant to this Section 10(a) shall require at least two-thirds vote of the members of the Board of Directors other than the Employee.

     (b) The Employment Period shall terminate on the date of Employee's death, or, at the option of the Company, in the event Employee shall be physically or mentally incapacitated or disabled or otherwise unable substantially to discharge his duties hereunder for a period of six months, whereupon Employee or his estate or personal representative, as the case may be, shall be entitled to receive all his compensation at the rate then provided pursuant to Section 3(a) hereof (including cash and stock bonuses, incentive and performance compensation and awards) pro-rated to the date on which termination shall take effect, and any other benefits, awards or compensation to which Employee shall have a vested right under the terms of the agreement, plan or program pursuant to which such benefits were granted. Notwithstanding such disability, the Company shall continue to pay Employee all compensation during such six-month period and through the date of such termination.

     (c) Notwithstanding anything to the contrary herein contained, on or after any date falling 90 days prior to the first anniversary of the Commencement Date but prior to the end of the Employment Period, the Company shall have the right to give written notice of the termination of Employee's services hereunder as of a date (not earlier than 90 days from such notice) to

                                      -14-
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be specified in such notice and the Employment Period shall terminate on the date so specified. In the event that the Company terminates the Employment Period pursuant to this subsection 10(c) or this Agreement shall not be renewed upon the expiration hereof, then in either such case (i) except as otherwise provided in Section 11 below, the Company shall pay to the Employee, upon such termination, a lump sum cash amount equal to the product of (x) the Employee's monthly salary at the rate in effect on the date that written notice of termination is given by the Company multiplied by (y) nine; and (ii) the Company shall continue to be responsible for paying the cost of any medical insurance benefits then provided to or for the benefit of Employee or his family at the Company's expense, until the earlier of (x) nine months from the date of termination of Employee's employment, and (y) the date on which Employee commences full-time employment with another employer, (iii) all cash and stock bonus, incentive and performance compensation and awards for or in respect of all prior periods if not theretofore paid or delivered shall be paid or delivered to Employee, and all cash and stock bonus, incentive and performance compensation and awards in respect of the then current period shall be pro-rated to the date on which such termination shall take effect, (iv) the vesting of the options referred to in Section 3 above shall accelerate as provided in Section 3(b) above, and (v) the Company shall pay to or deliver to Employee any other benefits, awards or compensation to which Employee shall have a vested right under the terms of the agreement, plan or program pursuant to which such benefits were granted.

     (d) Employee may terminate this Agreement on not less than 60 days' prior written notice to the Company if any one or more of the following shall occur:

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     (1) material diminution of Employee's duties and authority by the Company, without the Employee's prior consent, and such duties and authority are not restored for twenty days after written notice of such action is given by Employee to the Company and that isolated and insubstantial changes in Employee's duties and responsibilities shall not give rise to any such right of termination;

     (2) a material breach of the terms of this Agreement by the Company or any other material agreement with Employee (including without limitation failure to pay or deliver compensation or other material amounts due hereunder) and such breach continues uncured for twenty days after written notice of such breach is first given by Employee to the Company;

     (3) a Change in Control occurs; provided, that Employee gives notice of termination within 90 days after such occurrence; or

     (4) Employee is not continuously a member of the Board of Directors and the President and Chief Executive Officer of the Company during the term of this Agreement; Employee is not the highest ranking executive officer of the Company with the power, subject to the direction of the Board of Directors, to appoint and remove all other employees of the Company; the retention of any senior executive officer by the Company, or an offer to pay compensation to any senior executive of the Company that in either case is unacceptable to Employee, in his reasonable judgment; provided that Employee gives written notice of termination to the company within twenty days after such occurrence and such prohibited event is not remedied within twenty days of such notice.

     In the event of such termination by Employee, then Employee shall be entitled to receive (in addition to all other remedies, damages or relief to which he might otherwise be entitled by law, in equity or otherwise),

                                      -16-
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all amounts which would have been payable or deliverable under Section 10(c) had
Employee's employment been terminated by the Company without cause.

     11.  Merger, etc.
          ------------

     In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets or otherwise (unless upon the consummation of any such merger or consolidation, the holders of the Company's securities immediately prior to the consummation of such transaction hold more than fifty percent (50%) of the issued and outstanding voting securities of the surviving or resulting entity (assuming the conversion of all shares of preferred stock convertible into Common Stock), then the Company may elect, subject to Employee's right to terminate pursuant to Section 10(d) above, to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving entity; provided, that Employee consents in writing to such assignment. Any such consent by Employee may include, among others, the following conditions: (i) that such entity shall assume in writing all of the obligations of the Company hereunder; (ii) that the Company (in the event and so long as it remains in existence) shall remain liable for the performance of its obligations hereunder in the event of a breach by the acquiring entity of this Agreement; and (iii) assurance satisfactory to Employee that he will be able to continue to have or receive the benefits comparable to those to be afforded to him hereunder, including without limitation, provisions with respect to his status and office with the Company and his salary and other forms of compensation, from the acquiring or surviving entity, and for such purposes all of the options granted to Employee shall survive any such transaction, whether or not vested, and shall be exchanged for comparable options expiring not later than ten years from the original date of grant, to purchase shares of the

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acquiring or surviving entity.  In the event that the Company or any such successor elects to terminate this Agreement pursuant to Section 10(c) hereof in connection with, or after the consummation of, any such disposition, the amount of the payment due under said Section 10(c)(i) shall be equal to the product of
(x) the Employee's monthly salary at the rate in effect on the date that written notice of termination is given by the Company or such successor, multiplied by
(y) twelve.

     12.  Indemnification.
          ---------------

     The Company shall indemnify Employee, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of being an officer, director or employee of the Company or of any subsidiary of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     13.  Excise Tax.
          ----------

     If any payments made to or in respect of this Agreement, or otherwise in respect of his employment by the Company, become subject to the excise tax described in Internal Revenue Code 4999, the Company shall make a special loan (the "Loan") to him sufficient, on an after-tax basis (taking into account federal, state and local taxes and related interest and penalties), to pay 50% of such excise taxes. The Loan shall be secured by, and the Company shall have recourse only to, the Common Stock owned by Employee (including Common Stock underlying stock options) and shall be due 10 years from the date made; provided, however, that upon each sale of shares of Common Stock an amount equal to 50% of the proceeds of such sale in excess of Employee's basis in such shares shall be applied to reduce the principal amount of the Loan. The Loan shall be interest free. Employee shall cooperate with the Company to enable the Company to perfect the security interest referred to herein.

     14.  No Mitigation.
          -------------

     Employee shall not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor shall the amount of any payment provided for hereunder be reduced by any compensation earned by Employee as the result of employment by another employer after the date of termination of his employment by the Company.

     15.  Legal Costs.
          -----------

     If Employee institutes any legal action to enforce his rights under, or to recover damages for breach of, this Agreement, and Employee prevails, he shall be entitled to recover from the Company any actual expenses for fees and disbursements of attorneys, accountants and other professionals incurred by him. If any payment made to or in respect of Employee pursuant to this Section 15 becomes subject to any tax, the Company shall make a special payment to him sufficient, on an after-tax basis (taking into account federal, state and local taxes and related interest and penalties), to put him in the same position as would have been the case had such taxes been applicable to any payments or benefits provided in this subsection.

     16.  Survival
          --------

     The covenants, agreements, representations and warranties of the Employee and the Company contained in or made pursuant to this Agreement shall survive Employee's termination of employment as provided herein.

     17.  Entire Agreement; Modification
          ------------------------------

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     18.  Notices
          -------

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 18). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 18. Any notice or other communication given by certified mail shall be deemed given three days after the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     19.  Waiver
          ------

     Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing, signed by the party giving such waiver.

     20.  Binding Effect
          --------------

     Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 11.

     21.  No Third Party Beneficiaries
          ----------------------------
     This Agreement does not create, and shall not be construed as creating, any rights enforceable by any Person not a party to this Agreement (except as provided in Section 20).

     22.  Headings
          --------
     The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     23.  Remedy.
          ------

     In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction, arbitrator or mediator, as the case may be, to be overly broad in scope, duration or area of applicability, the court, arbitrator or mediator, as the case may be, considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

     24.  Counterparts; Governing Law
          ---------------------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                             CAMBRIDGE HEART, INC.



                                             By: /s/ M.R. Krauss
                                                ----------------------------
                                                 MARLENE R. KRAUSS, Chairman

                                                 /s/ J.M. Arnold
                                                ----------------------------
                                                 JEFFREY M. ARNOLD